Exhibit 99.16

Press Release

Contacts:

Media:	Terri Snow	Financial:	Steve Hildebrand
	Executive Director -		Chief Financial Officer
	Corporate Communications		(918) 669-2288
(918) 669-2743
tsnow@dtag.com

FOR IMMEDIATE RELEASE

DOLLAR THRIFTY AUTOMOTIVE GROUP REPORTS FOURTH
QUARTER AND FULL YEAR EARNINGS

Record fourth quarter revenue increases 21 percent

Tulsa, Oklahoma, February 5, 2004: Dollar Thrifty Automotive Group, Inc. (NYSE: DTG) reported results for the fourth quarter and year ended December 31, 2003. Total revenue for the fourth quarter was a record $302.9 million, up 21.0 percent from the prior year’s fourth quarter. The net loss for the fourth quarter was $8.4 million, or $.33 per diluted share. As previously announced, during the fourth quarter DTG commenced implementation of Emerging Issues Task Force No. 02-16 “Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor” (“EITF 02-16”). The application of this new accounting method resulted in a $13.3 million, or $.52 per share, non-cash reduction in fourth quarter results. Excluding the negative non-cash impact of EITF 02-16, the Company would have earned $4.8 million, or $.19 per diluted share in the fourth quarter compared to a loss of $4.0 million, or $.16 per diluted share in the prior year’s fourth quarter. The prior year fourth quarter loss included $.09 per share in charges related to the implementation of the Company’s new operating structure.

For the year ended December 31, 2003, the Company’s revenue was a record $1.23 billion, an 8.4 percent increase from the prior year. Net income was $19.8 million, or $.78 per diluted share. Excluding the negative non-cash impact of implementing EITF 02-16, net earnings for the year would have been $33.1 million, or $1.30 per diluted share compared to $1.88 per diluted share earned in 2002.

The strong fourth quarter revenue growth was driven by a 35.8 percent increase in vehicle rental revenue resulting from strong volume increases. Total rental days increased by 35.2 percent with same store rental days up 13.8 percent while franchise acquisitions and greenfield stores contributed another 21.4 percent to rental day growth. Vehicle leasing revenue declined from last year’s fourth quarter primarily due to a shift of vehicles from franchise to corporate operations resulting from franchise acquisitions and to lower lease rates.

DTG continues to execute on the key element of its growth strategy of acquiring both Dollar and Thrifty franchises in key U.S. and Canadian markets. During the fourth quarter, DTG acquired the Thrifty franchise operations in Las Vegas, Memphis, Detroit, Cleveland and Hartford, Connecticut, and opened greenfield operations for both Dollar and Thrifty at the Richmond, Virginia, airport. On January 12, 2004 the Company announced the acquisition of the Vancouver Dollar franchise which completes the franchise acquisition program in major Canadian markets. In addition, during the first quarter 2004, DTG acquired the Thrifty franchise operation in Greensboro, North Carolina, and both the Dollar and Thrifty franchise operations in Aspen, Colorado.

“We were pleased with the Company’s fourth quarter results and the success of our new operating model,” Gary Paxton, President and Chief Executive Officer, said. “We made impressive progress on the franchise acquisition initiative, achieved excellent same store growth and operated the vehicle fleet at a record fourth quarter utilization rate of 84.7 percent, while achieving the first quarterly increase in revenue per day this year. Our new operating model of managing both brands together and our ability to react quickly to market opportunities resulted in strong fourth quarter performance.

“2003 was a year of significant accomplishments for DTG,” Paxton said. “We implemented a new operating model and organizational structure which provides for increased efficiencies. These savings have allowed us to invest in improved IT systems, marketing initiatives, and infrastructure to facilitate additional growth. Also during the year, DTG acquired franchise locations in 22 key U.S. and Canadian markets and opened six U.S. greenfield locations which together will add approximately 15,000 vehicles on an annualized basis to our rental fleet. Also, we developed and implemented a dual franchising model and initiated a share buyback program while improving our overall financial strength. We will continue to build on the momentum we have established and focus on providing our customers with an exceptional car rental value every time.”

During the fourth quarter, DTG purchased 153,800 shares under its two-year $30 million share repurchase program. Since announcing the program in July, DTG repurchased 236,000 shares at a total cost of approximately $6.0 million.

Adoption of New Accounting Method (EITF 02-16)
During the fourth quarter the Company commenced implementation of EITF 02-16 for accounting for purchase and promotion payments received from its primary vehicle supplier. This new accounting method became effective for the Company in the fourth quarter as a result of an amendment to the vehicle supply agreement (“VSA”). This amendment did not impact the economic terms of the VSA, but provided the Company additional flexibility in managing its vehicle purchases. The transition rules for EITF 02-16 (Issue 2) require that this new accounting method be applied prospectively and do not provide for cumulative effect treatment as would normally be permitted for a change in accounting.

Under EITF 02-16, payments received under the VSA must be accounted for as a reduction of the cost of vehicles acquired and recognized over the lives of the vehicles as a reduction of vehicle depreciation expense. The previous accounting treatment was to recognize these payments as a reduction of direct vehicle and operating expenses on a straight-line basis over the 12-month model year in which they were received. Under the new accounting method, the payments will be recognized over a 19- to 20- month period during which the related model year vehicles are cycled through the fleet. The new method of accounting does not impact the Company’s cash flow as the timing of payments under the VSA did not change. The application of this new accounting method resulted in a $.52 per share reduction in fourth quarter results. The Company estimates an additional $.10 per share reduction in 2004 results due to this accounting change.

The earnings of the Company since its initial public offering in December 1997 would be substantially the same under either accounting method when consistently applied. Table 4 is provided at the end of this press release which reflects these comparisons for 1998 through 2003 with reconciliations to reported earnings. To facilitate year-over-year comparisons, Table 1 is provided with this press release that presents pro forma fourth quarter and full year 2003 results excluding the impact of this accounting change with appropriate reconciliation to reported results.

Outlook
The Company expects continued growth in travel in 2004 as the economy improves. The Company estimates 2004 earnings per share in the range of $1.60 to $1.90 based on achieving six to eight percent growth in same store rental days as compared to 2003, achieving flat to a one percent increase in revenue per day (pricing), consistent with the year-over-year improving trend achieved during the fourth quarter, and the impact of franchise acquisitions completed in 2003. “While we are somewhat cautious regarding first quarter pricing, rental demand is strong and several of our larger competitors have announced price increases beginning mid-February,” Paxton said. “We are continuing to aggressively pursue franchise acquisitions which should provide a boost to long-term results.”

The Dollar Thrifty Automotive Group, Inc. fourth quarter/full year 2003 earnings conference call and live audio Web cast will be held on Thursday, February 5, 2004, at 9:00 a.m. (central time). Those interested in listening to the conference call live may access the call via Web cast at the corporate Web site, dtag.com, or by dialing 800-619-5712 (domestic) or 210-234-8002 (international). An audio replay of the conference call will be available through February 19, 2004, by calling 888-566-0059 (domestic) or 402-998-1171 (international). The ID and pass code for both the domestic and international replay is “Dollar Thrifty.” The replay will also be available via the corporate Web site for one year.

The Dollar Thrifty Automotive Group Annual Meeting of Stockholders will be held on May 21, 2004, at 11:00 a.m. (central time) at the Williams Presentation Center Theatre, 2 East First Street, Tulsa, Oklahoma.

Dollar Thrifty Automotive Group, Inc. is a Fortune 1000 Company headquartered in Tulsa, Oklahoma. Driven by the mission, Value Every Time, the Company’s brands, Dollar Rent A Car and Thrifty Car Rental, serve value-conscious travelers in approximately 70 countries. Dollar and Thrifty have approximately 800 corporate and franchised locations in the United States and Canada, and they have operations at most major airports. The Company’s more than 7,000 employees are located mainly in North America, but global service capabilities exist through an ever expanding franchise network. For additional information, visit dtag.com.

Some of the statements contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Dollar Thrifty Automotive Group, Inc. believes such forward-looking statements are based upon reasonable assumptions, such statements are not guarantees of future performance and certain factors could cause results to differ materially from current expectations. These factors include: price and product competition; economic and competitive conditions in markets and countries where the companies’ customers reside and where the companies and their franchisees operate; airline travel patterns; changes in capital availability or cost; costs and other terms related to the acquisition and disposition of automobiles; costs of conducting business and changes in structure or operations; and certain regulatory and environmental matters. Should one or more of these risks or uncertainties, among others, materialize, actual results could vary from those estimated, anticipated or projected. Dollar Thrifty Automotive Group, Inc. undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Table 1

Dollar Thrifty Automotive Group, Inc.
Consolidated Statement of Operations
with Reconciliation to
Pro Forma Consolidated Statement of Operations
(In thousands, except share and per share data)
Unaudited

To facilitate year over year comparisons, the following schedule provides results for the three months and year ended December 31, 2003, with reconciliation to pro forma results excluding the impact of implementing EITF 02-16 in the fourth quarter of 2003.

	Three Months Ended			Three Months Ended
	December 31, 2003			December 31, 2002

		EITF 02-16
	As Reported	Adjustment	Pro Forma

Revenues:
Vehicle rentals	$263,359	$-	$263,359	$193,886
Vehicle leasing	23,837	-	23,837	40,832
Fees and services	10,914	-	10,914	12,345
Other	4,743	-	4,743	3,238

Total revenues	302,853	-	302,853	250,301

Costs and Expenses:
Direct vehicle and operating	156,376	(26,598)	129,778	97,299
Vehicle depreciation and lease charges, net	87,351	4,476	91,827	93,139
Selling, general and administrative	48,085	-	48,085	43,124
Interest expense, net	22,754	-	22,754	23,083

Total costs and expenses	314,566	(22,122)	292,444	256,645

Income/(loss) before income taxes	(11,713)	22,122	10,409	(6,344)
Income tax expense/(benefit)	(3,266)	8,849	5,583	(2,295)

Net income/(loss)	$(8,447)	$13,273	$4,826	$(4,049)

Earnings/(loss) per share:
Basic	($0.34)	$0.54	$0.20	($0.17)
Diluted	($0.33)	$0.52	$0.19	($0.16)
Weighted average number of shares outstanding:
Basic	24,682,355		24,682,355	24,357,612
Diluted	25,831,161		25,831,161	24,945,477

Table 1 Continued

	Year Ended			Year Ended
	December 31, 2003			December 31, 2002

		EITF 02-16
	As Reported	Adjustment	Pro Forma

Revenues:
Vehicle rentals	$1,014,121	$-	$1,014,121	$897,384
Vehicle leasing	144,368	-	144,368	168,792
Fees and services	54,149	-	54,149	56,237
Other	15,248	-	15,248	10,781

Total revenues	1,227,886	-	1,227,886	1,133,194

Costs and Expenses:
Direct vehicle and operating	515,273	(26,598)	488,675	416,954
Vehicle depreciation and lease charges, net	396,497	4,476	400,973	367,752
Selling, general and administrative	189,575	-	189,575	177,562
Interest expense, net	89,296	-	89,296	93,427

Total costs and expenses	1,190,641	(22,122)	1,168,519	1,055,695

Income before income taxes	37,245	22,122	59,367	77,499
Income tax expense	17,405	8,849	26,254	30,668

Net income	$19,840	$13,273	$33,113	$46,831

Earnings per share:
Basic	$0.81	$0.54	$1.35	$1.93
Diluted	$0.78	$0.52	$1.30	$1.88
Weighted average number of shares outstanding:
Basic	24,537,787		24,537,787	24,274,985
Diluted	25,393,581		25,393,581	24,894,381

Table 1 Concluded

Table 2

Dollar Thrifty Automotive Group, Inc.
Consolidated Statement of Operations
(In thousands, except share and per share data
Unaudited

	Three months ended		As % of
	December 31,		Total Revenues
	2003	2002	2003	2002

Revenues:
Vehicle rentals	$263,359	$193,886	87.0%	77.5%
Vehicle leasing	23,837	40,832	7.9%	16.3%
Fees and services	10,914	12,345	3.6%	4.9%
Other	4,743	3,238	1.5%	1.3%

Total revenues	302,853	250,301	100.0%	100.0%

Costs and Expenses:
Direct vehicle and operating	156,376	97,299	51.6%	38.9%
Vehicle depreciation and lease charges, net	87,351	93,139	28.9%	37.2%
Selling, general and administrative	48,085	43,124	15.9%	17.2%
Interest expense, net	22,754	23,083	7.5%	9.2%

Total costs and expenses	314,566	256,645	103.9%	102.5%

Loss before income taxes	(11,713)	(6,344)	(3.9%)	(2.5%)

Income tax benefit	(3,266)	(2,295)	(1.1%)	(0.9%)

Net loss	$(8,447)	$(4,049)	(2.8%)	(1.6%)

Loss per share:
Basic	($0.34)	($0.17)
Diluted	($0.33)	($0.16)
Weighted average number
of shares outstanding:
Basic	24,682,355	24,357,612
Diluted	25,831,161	24,945,477

Table 2 Continued

	Year ended		As % of
	December 31,		Total Revenues
	2003	2002	2003	2002

Revenues:
Vehicle rentals	$1,014,121	$897,384	82.6%	79.2%
Vehicle leasing	144,368	168,792	11.8%	14.9%
Fees and services	54,149	56,237	4.4%	5.0%
Other	15,248	10,781	1.2%	0.9%

Total revenues	1,227,886	1,133,194	100.0%	100.0%

Costs and Expenses:
Direct vehicle and operating	515,273	416,954	42.0%	36.8%
Vehicle depreciation and lease charges, net	396,497	367,752	32.3%	32.5%
Selling, general and administrative	189,575	177,562	15.4%	15.7%
Interest expense, net of interest income	89,296	93,427	7.3%	8.2%

Total costs and expenses	1,190,641	1,055,695	97.0%	93.2%

Income before income taxes	37,245	77,499	3.0%	6.8%

Income tax expense	17,405	30,668	1.4%	2.7%

Net income	$19,840	$46,831	1.6%	4.1%

Earnings per share:
Basic	$0.81	$1.93
Diluted	$0.78	$1.88
Weighted average number
of shares outstanding:
Basic	24,537,787	24,274,985
Diluted	25,393,581	24,894,381

Table 2 Concluded

Table 3

Dollar Thrifty Automotive Group, Inc.
Selected Operating and Financial Data

	Three months ended		Year ended
	December 31, 2003		December 31, 2003

OPERATING DATA:
Vehicle Rental Data: (includes new stores)

Average number of vehicles operated	81,928		80,302
% change from prior year	29.8%		15.9%
Number of rental days	6,385,420		24,654,084
% change from prior year	35.2%		17.1%
Vehicle utilization	84.7%		84.1%
Percentage points change from prior year	3.4 p.p.		0.8 p.p.
Average revenue per day	$41.24		$41.13
% change from prior year	0.4%		(3.5%	)
Monthly average revenue per vehicle	$1,072		$1,052
% change from prior year	4.7%		(2.6%	)

Same Store Vehicle Rental Data: (excludes new stores)

Average number of vehicles operated	68,865		72,565
% change from prior year	9.1%		4.8%
Number of rental days	5,375,215		22,316,989
% change from prior year	13.8%		6.0%

Vehicle Leasing Data:

Average number of vehicles leased	18,771		26,917
% change from prior year	(37.4%	)	(12.9%	)
Monthly average revenue per vehicle	$423		$447
% change from prior year	(6.8%	)	(1.8%	)

FINANCIAL DATA: (in millions)
Non-vehicle depreciation and amortization	$6		$21
Non-vehicle capital expenditures (excludes acquisitions)	9		22
Cash paid for/(refund of) income taxes	(46)		(68)

Selected Balance Sheet Data
(In millions)

	December 31,
	2003	2002

	(Unaudited)

Cash and cash equivalents	$192	$143
Restricted cash and investments	537	335
Revenue-earning vehicles, net	2,137	2,007

Total debt	2,442	2,224
Stockholders' equity	533	499

Table 4

Dollar Thrifty Automotive Group, Inc.

The following is a summary of results for the six years ended December 31, 2003, as reported compared to pro forma results excluding the impact of applying EITF 02-16 in the fourth quarter of 2003 and compared to pro forma results had EITF 02-16 been applied to all prior periods.

	Years Ended December 31,

	2003	2002	2001	2000	1999	1998

	(in thousands except per share data)
Pre-tax income:
As reported	$37,245	$77,499	$26,217	$136,476	$106,560	$68,894

Transition impact of applying
EITF 02-16 in fourth quarter of 2003	22,122	-	-	-	-	-

Pro forma applying previous
accounting method to all periods	59,367	77,499	26,217	136,476	106,560	68,894

(Increase)/Decrease in expenses	(787)	(412)	907	(723)	1,337	(203)

Pro forma applying EITF 02-16
to all prior periods	$58,580	$77,087	$27,124	$135,753	$107,897	$68,691

Diluted Earnings Per Share:
As reported	$0.78	$1.88	$0.57	$3.18	$2.43	$1.56

Pro forma applying previous
accounting method to all periods	$1.30	$1.88	$0.57	$3.18	$2.43	$1.56

Pro forma applying EITF 02-16
to all prior periods	$1.29	$1.87	$0.59	$3.16	$2.47	$1.55